                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 24, 1996



                        COMMISSION FILE NUMBER 0-20905


                    UNITED PAYORS & UNITED PROVIDERS, INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                                       51-0374698
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

        2275 RESEARCH BOULEVARD, 6TH FLOOR, ROCKVILLE, MARYLAND  20850
              (Address of principal executive offices, Zip Code)

                                (301) 548-1000
               (Registrant's phone number, including area code)



                                Not Applicable
  --------------------------------------------------------------------------
             (Former name, former address and former fiscal year,
                         if changed since last report)

         THIS FORM 8-K INCLUDES THE REQUIRED ITEM 7 FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION.

ITEM 1.  (Not Applicable)

ITEM 2.  ACQUISITION

    As previously reported under item 5 of Form 10-Q for September 30, 1996 filed on November 13, 1996. On October 24, 1996, the Company acquired National Health Services, Inc. ("NHS") from Preferred Health Choice, Inc., a wholly-owned indirect subsidiary of Pioneer Financial Services, Inc. for a purchase price of approximately $6.8 million, consisting of $5.8 million in cash and warrants to purchase an aggregate of 318,000 shares of the Company's common stock.

     NHS is a health care utilization management company that currently provides services to approximately 70 clients, whose health care insureds aggregate in excess of two million persons.

     The Stock Purchase Agreement relating to the acquisition of NHS, including the Warrants for the Company Common Stock, was attached as an Exhibit to the Form 10-Q for September 30, 1996 filed on November 13, 1996 and reference is made to such Agreement for the full description of the terms of the acquisition and of the Warrants.

ITEMS 3-6. (Not Applicable)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBIT

     The following financial statements, pro forma financial information and exhibits are filed as part of this report.

(a)  Financial Statements of the Business Acquired:

     (1) National Health Services, Inc. Consolidated Balance Sheets as of December 31, 1995 and 1994.

     (2) National Health Services, Inc. Consolidated Statements of Operations for the Years Ended December 31, 1995, 1994 and 1993.

     (3) National Health Services, Inc. Consolidated Statements of Stockholder's Equity for the years ended December 31, 1995, 1994 and 1993.

     (4) National Health Services, Inc. Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993.

     (5)  Notes to Financial Statements.

     (6)  Report of Independent Auditors.

     (7)  Unaudited September 30, 1996 Consolidated Balance Sheet.

     (8) Unaudited Consolidated Statements of Operations and Cash Flows for the Nine Months Ended September 30, 1996 and 1995.

     (9)  Notes to the September 30, 1996 Consolidated Financial Statements.

(b)  Pro Forma Consolidated Financial Information.

     (1)  Introduction.

     (2) Unaudited Pro Forma Consolidated Statements of Operations for the Nine Months Ended September 30, 1996, and the Year Ended December
          31, 1995.

     (3)  Unaudited Pro Forma Consolidated Balance Sheet as of September 30,
          1996.

     (4)  Notes to Unaudited Pro Forma Consolidated Financial Statements.



(c)  Exhibits

     (23) Consent of Independent Auditors

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  UNITED PAYORS & UNITED PROVIDERS, INC.


Date: January 7, 1997             By: /s/   S. JOSEPH BRUNO
                                      ------------------------------------------
                                      S. Joseph Bruno
                                      Vice President and Chief Financial Officer

(a)   FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

                        NATIONAL HEALTH SERVICES, INC.
                               AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31
                                                       1995          1994
                                                      ------        ------
                                                         (In Thousands)
ASSETS
Current assets:
   Cash                                               $   25        $  258
   Accounts receivable (less allowance for doubtful
      accounts; 1995 - $50,000; 1994 - $10,000)        1,680         1,693
   Receivables from affiliates                           915           364
   Advances to affiliates (Note 9)                       617             -
   Other current assets                                  197           129
   Deferred income taxes                                 146            81
                                                      ------        ------
Total current assets                                   3,580         2,525
Fixed assets, at cost (less accumulated depreciation:
   1995 - $1,058,000; 1994 - $763,000)                 1,050         1,225
Leasehold improvements, at cost (less accumulated
   amortization: 1995 - $27,000; 1994 - $102,000)         18            12
Deferred income taxes                                    104            86
Intangible assets (less accumulated amortization:
   1995 - $757,000; 1994 - $531,000)                   1,581         1,618
                                                      ------        ------
Total assets                                          $6,333        $5,466
                                                      ======        ======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Accounts payable and accrued expenses              $  898        $  899
   Payable to affiliate                                  178           192
   Income taxes payable (Note 3)                         854           405
   Notes payable, current portion                        300           300
   Capital lease, current portion                         37            50
                                                      ------        ------
Total current liabilities                              2,267         1,846
Long-term notes payable, less current portion            525           825
Capital lease, less current portion                        -            37
                                                      ------        ------
Total liabilities                                      2,792         2,708
Stockholder's equity:
   Common stock, $.01 par value:
      Authorized - 20,000,000 shares, issued and
      outstanding (1995 and 1994 - 8,499,998 shares)      85            85
   Additional paid-in capital                          1,714         1,714
   Retained earnings                                   1,742           959
                                                      ------        ------
Total stockholder's equity                             3,541         2,758
                                                      ------        ------
Total liabilities and stockholder's equity            $6,333        $5,466
                                                      ======        ======

See accompanying notes.

                        NATIONAL HEALTH SERVICES, INC.
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                             1995          1994          1993
                                            -------       -------       ------
                                                      (In Thousands)
Revenues:
   Unaffiliated                             $11,746       $10,142       $3,474
   Affiliated                                 4,019         4,928        5,363
                                            -------       -------       ------
Total revenues                               15,765        15,070        8,837

Expenses:
   Cost of services                          10,769         9,139        5,734
   Selling, general, and administrative       2,732         3,316        2,573
   Interest expense                             102           123           53
   Depreciation and amortization                760           809          475
                                            -------       -------       ------
Total expenses                               14,363        13,387        8,835

Income before income taxes                    1,402         1,683            2
Income taxes                                    619           675           68
                                            -------       -------       ------
Net income (loss)                           $   783       $ 1,008       $  (66)
                                            =======       =======       ======

See accompanying notes.

                        NATIONAL HEALTH SERVICES, INC.
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31
                                                          1995          1994          1993
                                                       ----------    ----------    ----------
                                                                   (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                          $  783        $1,008       $  (66)
Adjustments to reconcile net income (loss) to
 net cash provided by operating activities:
  Depreciation and amortization                               760           809          475
  Loss on disposal of fixed assets                            160             -            -
  Decrease (increase) in accounts receivable                   13          (729)        (572)
  Increase in receivables from affiliates                    (551)          (16)        (227)
  Decrease (increase) in other assets                         (68)          116          (58)
  Increase (decrease) in income taxes                         366           409          (86)
  Increase (decrease) in other liabilities                    (12)         (812)       1,775
                                                         --------      --------      -------
 NET CASH PROVIDED BY OPERATING ACTIVITIES                  1,451           785        1,241

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets, net                              (527)         (370)      (1,047)
  Purchase of subsidiary                                     (189)          (72)      (1,544)
                                                         --------      --------      -------
 NET CASH USED IN INVESTING ACTIVITIES                       (716)         (442)      (2,591)

CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings (repayments) of notes payable
     and capital lease obligations                           (351)         (357)         985
  Increase in advances to affiliates                         (617)            -            -
  Capital contributions                                         -             -          450
                                                         --------      --------      -------
 NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES            (968)         (357)       1,435
                                                         --------      --------      -------

INCREASE (DECREASE) IN CASH                                  (233)          (14)          85

Cash at beginning of year                                     258           272          187
                                                         --------      --------      -------
CASH AT END OF YEAR                                        $   25        $  258       $  272
                                                         ========      ========      =======


See accompanying notes.

                        NATIONAL HEALTH SERVICES, INC.
                               AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY


                                          ADDITIONAL    RETAINED      TOTAL
                               COMMON      PAID-IN      EARNINGS   STOCKHOLDER'S
                                STOCK      CAPITAL     (DEFICIT)      EQUITY
                               ------     ----------   ---------   -------------
                                                (In Thousands)

Balance at January 1, 1993       $  -        $   935     $    17        $    952
Stock issued                       85            (85)          -               -
Capital contribution                -            450           -             450
Net loss                            -              -         (66)            (66)
                                 ----        -------     -------         -------
BALANCE AT DECEMBER 31, 1993       85          1,300         (49)          1,336

Capital contribution                -            414           -             414
Net income                          -              -       1,008           1,008
                                 ----        -------     -------         -------
BALANCE AT DECEMBER 31, 1994       85          1,714         959           2,758

Net income                          -              -         783             783
                                 ----        -------     -------         -------
BALANCE AT DECEMBER 31, 1995     $ 85        $ 1,714     $ 1,742         $ 3,541
                                 ====        =======     =======         =======


See accompanying notes.

                         NATIONAL HEALTH SERVICES, INC.
                                AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995


1.   NATURE OF OPERATIONS AND ORGANIZATION

     National Health Services, Inc. (NHS), and subsidiaries provide health care utilization management services to approximately 70 entities throughout the United States. The medical utilization management services provided to underwriters, self-insured businesses, provider organizations, and others include pre-certification of in-patient and out-patient medical care, case management, and management of provider networks. NHS' three largest unaffiliated customers accounted for 74%, 68%, and 50% of unaffiliated revenue in 1995, 1994, and 1993, respectively. Additionally, revenue for NHS' two largest unaffiliated customers, each accounting for more than 10% of unaffiliated revenue were $5,358,000 and $2,418,000 in 1995; $4,059,000 and $1,885,000 in 1994; and
$976,000 and $457,000 in 1993.

     NHS is a wholly owned subsidiary of Preferred Health Choice, Inc.(PHC), a corporation engaged in contractual third party administrative agreements. PHC is a subsidiary of Direct Financial Services (Direct) which is a wholly owned subsidiary of Pioneer Financial Services, Inc.(Pioneer). In July 1995, pursuant to a purchase agreement, Direct retained 80% of the outstanding shares of PHC and transferred the remaining 20% interest in PHC to ACMG, Inc., an affiliated entity. Pioneer, through its insurance subsidiaries, markets and underwrites life insurance, annuities and health insurance in selected niche markets throughout the United States. Affiliated revenues are from Pioneer's insurance subsidiaries.

     In July 1993, 26 shares of $.01 par value common stock representing all NHS outstanding shares were converted into 8,499,998 shares of $.01 par value common stock. In 1994, amounts payable to affiliates of $414,000 were transferred to Direct and recorded as a capital contribution.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles and include the accounts and operations, after intercompany eliminations, of NHS and its subsidiaries.

USE OF ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     NHS is included in a consolidated federal income tax return with Pioneer. NHS' income tax provisions are the amounts which it would have incurred on a separate company tax return basis. Deferred income taxes are provided for the effects of temporary differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates.

CASH

     Cash balances are maintained in either demand deposit or interest bearing money market accounts.

FIXED ASSETS

     Furniture, fixtures, and equipment are recorded at cost and depreciated over the estimated lives of the related assets of three to five years using the straight-line method. Leasehold improvements and leased equipment under capital leases are amortized over the remaining life of the related leases using the straight-line method. During 1995, NHS wrote off certain fixed assets, with a cost of $380,000, which were no longer in use. The write-off resulted in a pretax loss to operations of $160,000.

INTANGIBLE ASSETS

     Intangible assets represent the cost in excess of net assets of businesses acquired (goodwill) and are amortized on a straight-line basis over 10 to 12 years. Additional distributable consideration is recorded as additional cost of the assets. The additional costs of goodwill are amortized over the remaining life of the asset. (See note 7.)

FAIR VALUE INFORMATION

     The carrying amounts of financial instruments, principally cash, accounts receivable, accounts payable, long-term notes payable, and short-term notes payable reported in the balance sheet approximate their fair values.

REVENUE RECOGNITION

     Revenue is recorded for medical utilization management services provided based on the contractual relationships with customer entities. Contracts may reflect a capitated rate, fee for service or hourly rate, or percentage of savings. Precertification revenue is generally based on monthly capitation calculations and is earned during the month for which the services are provided. Case management and other fee for service revenues are based on monthly amounts billed for services provided over the term of the contractual agreements. Percentage of savings revenues are recognized in the month that client claims are processed.

3.    INCOME TAXES

     Significant components of the provisions for income taxes are as follows:


                             1995       1994       1993
                           ------------------------------
Current Tax (benefit):

Federal                    $534,000   $576,000   $(15,000)

State                       168,000    135,000     49,000
                           ------------------------------
                            702,000    711,000     34,000

Deferred tax (benefit):

Federal                     (80,000)   (35,000)    33,000

State                        (3,000)    (1,000)     1,000
                           ------------------------------
                            (83,000)   (36,000)    34,000
                           ------------------------------
                           $619,000   $675,000   $ 68,000
                           ==============================

     Deferred tax assets and liabilities are comprised of the following:


                                    December 31
                                  1995      1994
                                ------------------
Deferred tax assets:

   Bad debt expense             $146,000  $ 81,000

   Fixed assets                   29,000     5,000

   Intangible assets              42,000    77,000

   Other                          48,000    19,000
                                ------------------
Total deferred tax assets        265,000   182,000


Deferred tax liability:

   Prepaid insurance              15,000    15,000
                                ------------------
Net deferred tax asset          $250,000  $167,000
                                ==================

     The sources of NHS' taxable income, including taxable income in prior carryback years, should result in realization of the deferred tax assets, as such, NHS has not established a valuation allowance against those assets.

     Reconciliation of the federal statutory income tax rate of 34% to NHS' provision for income taxes is as follows:


                                               1995      1994      1993
                                             ----------------------------
Federal statutory income tax rate applied    $477,000  $572,000   $ 1,000
 to income before income taxes

State income taxes, net of federal tax        111,000    88,000    32,000
 benefit

Amortization of intangibles                    27,000    25,000    25,000

Other                                           4,000   (10,000)   10,000
                                             ============================
                                             $619,000  $675,000   $68,000
                                             ============================


     Income taxes paid amounted to $253,000, $262,000, and $145,000, for 1995, 1994, and 1993, respectively. At December 31, 1995 and 1994, income taxes payable includes amounts payable to Pioneer of $806,000 and $331,000, respectively.

4.   LONG-TERM OBLIGATIONS

     At December 31, 1995, NHS had an unsecured loan of $825,000. The portion of the loan due in 1996 of $300,000 is included in current liabilities. The remainder of the note is included in long-term notes payable. The note bears interest at prime and is payable quarterly with the final payment due July 1998. Interest paid amounted to $98,000, $103,000, and $23,000 for 1995, 1994, and
1993, respectively.

5.   BENEFIT PLAN

     NHS participates in Pioneer's defined-contribution benefit plan that covers substantially all NHS employees who have attained age 21 and completed one year of service. Plan participants may contribute from 1% to a maximum of 10% of their total compensation subject to an annual maximum. Under the Plan, NHS matches participants' contributions 100% up to $1,000 and thereafter 50% of contribution up to the 1995 IRS limit of $9,240. NHS's contributions charged to operations were $174,000, $73,000, and $43,000 in 1995, 1994 and 1993, respectively.

6.   COMMITMENTS AND CONTINGENCE

NHS leases office facilities, furniture, equipment, and automobiles under a capital lease and noncancelable operating leases. Rent expense was $465,000, $463,000, and $426,000 in 1995, 1994, and 1993, respectively. Minimum future rental commitments in connection with the capital lease and noncancelable operating leases are as follows:


                                               Capital Lease   Operating Leases
                                            -----------------------------------
1996                                                 $38,000         $  470,000

1997                                                   -----            460,000

1998                                                   -----            420,000

1999                                                   -----            400,000

2000                                                   -----            410,000

Thereafter                                                              310,000
                                             ----------------------------------
Total minimum lease payments                         $38,000         $2,470,000
                                                                 ==============
Amounts representing interest                         (1,000)
                                              --------------
Present value of net minimum lease payments          $37,000
                                              ==============

     NHS and its subsidiaries are named as defendants in legal actions arising from disputes with customers and other corporate matters. NHS's management and its legal counsel are of the opinion that the disposition of these actions will not have a material adverse effect on NHS's financial position.

7.   BUSINESS COMBINATION

     In August 1993, NHS acquired Healthcare Review Corporation, a managed care company, for $1,544,000 in cash. The combination was accounted for by the purchase method and, accordingly, the purchase price was allocated to the assets and liabilities acquired based on estimates of fair values. The purchase agreement provides for additional cash consideration based on earnings.

8.   RELATED PARTIES

     NHS has an administrative agreement  with a subsidiary of Pioneer.
Under this agreement, Pioneer provides payroll and other administrative services to NHS. Service fees charged to NHS were $205,000, $171,000, and $80,000, in 1995, 1994, and 1993, respectively.

9.   SUBSEQUENT EVENTS

     In September 1996, Direct reacquired the 20% minority interest in PHC as part of the sale of ACMG, Inc. In conjunction with the sale of ACMG, Inc., NHS made a dividend to PHC of intercompany amounts due from ACMG, Inc. The intercompany amounts due from ACMG, Inc. at December 31, 1995, was $280,000.

     On October 24, 1996, all of NHS' outstanding common stock was acquired by United Payors & United Providers, Inc. (UP&UP) for a purchase price consisting of $5,800,000 in cash and warrants to purchase an aggregate of 318,000 shares of UP&UP common stock. The effective date of this transaction was September 30, 1996. In connection with the acquisition, Pioneer and NHS entered into a service agreement.

                        REPORT OF INDEPENDENT AUDITORS



Board of Directors
National Health Services, Inc.


We have audited the accompanying consolidated balance sheets of National
Health Services, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related statements of consolidated operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of National
Health Services, Inc. and subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


Chicago, Illinois
December 31, 1996
                                                               ERNST & YOUNG LLP

                        NATIONAL HEALTH SERVICES, INC.
                               AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET


                        SEPTEMBER 30, 1996 (UNAUDITED)
                                (IN THOUSANDS)


ASSETS
Current assets:
   Cash                                                                $   604
   Accounts receivable                                                   1,136
   Receivables from affiliates                                             719
   Other current assets                                                     74
   Deferred income taxes                                                   146
                                                                       -------
Total current assets                                                     2,679

Fixed assets, at cost (less accumulated depreciation of $586)              863
Leasehold improvements, at cost (less accumulated amortization of $26)     115
Deferred income taxes                                                      104
Intangible assets (less accumulated amortization of $488)                1,497
                                                                       -------
Total assets                                                           $ 5,258
                                                                       =======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Accounts payable and accrued expenses                               $ 1,198
   Payable to affiliate                                                  1,268
   Income taxes payable                                                    921
   Notes payable, current portion                                          300
                                                                       -------
Total current liabilities                                                3,687
Long-term notes payable, less current portion                              300
                                                                       -------
Total liabilities                                                        3,987

Stockholder's equity:
   Common stock, $.01 par value:
      Authorized - 20,000,000 shares, issued and outstanding
       8,499,998 shares                                                     85
   Additional paid-in capital                                              961
   Retained earnings                                                       225
                                                                       -------
Total stockholder's equity                                               1,271
                                                                       -------

Total liabilities and stockholder's equity                             $ 5,258
                                                                       =======


See accompanying notes.



                        NATIONAL HEALTH SERVICES, INC.
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                        FOR THE NINE MONTHS ENDED
                    SEPTEMBER 30, 1996 and 1995 (UNAUDITED)
                                (In Thousands)


                                              1996            1995
                                            -------         -------
Revenues:
   Unaffiliated                             $ 7,519         $ 8,777
   Affiliated                                 4,230           3,035
                                            -------         -------
Total revenues                               11,749          11,812

Expenses:
   Cost of services                           8,153           7,068
   Selling, general, and administrative       2,717           2,880
   Interest expense                              44              82
   Depreciation and amortization                450             566
                                            -------         -------
Total operating expenses                     11,364          10,596

Income before income taxes                      385           1,216
Income taxes                                    160             537
                                            -------         -------

Net income                                  $   225             679
                                            =======         =======


See accompanying notes.

                        NATIONAL HEALTH SERVICES, INC.
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           FOR THE NINE MONTHS ENDED
                    SEPTEMBER 30, 1996 and 1995 (UNAUDITED)
                                (In Thousands)

                                                                 1996           1995
CASH FLOWS FROM OPERATING ACTIVITIES                           -------        -------

Net income                                                     $   225        $   679
Adjustments to reconcile net income to
  net cash provided by operating activities
    Depreciation and amortization                                  450            566
    Loss on disposal of fixed assets                                52            118
    Decrease (increase) in receivables                             740            (67)
    Decrease in other assets                                       123             37
    Increase in income taxes payable                                67              -
    Increase in payables                                         1,390            405
                                                               -------        -------
  NET CASH PROVIDED BY OPERATING ACTIVITIES                      3,047          1,738

CASH FLOWS FROM INVESTING ACTIVITIES
    Additions to fixed assets and leasehold improvements          (328)          (582)
                                                               -------        -------
  NET CASH USED IN INVESTING ACTIVITIES                           (328)          (582)

CASH FLOWS FROM FINANCING ACTIVITIES
    Repayments of notes payable and capital lease obligations     (262)          (225)
    Dividend distribution to parent                             (2,495)             -
    Decrease in advances to affiliates                             617              -
                                                               -------        -------
  NET CASH USED BY FINANCING ACTIVITES                          (2,140)          (225)
                                                               -------        -------
INCREASE IN CASH                                                   579            931

Cash at beginning of year                                           25            258
                                                               -------        -------
CASH AT SEPTEMBER 30, 1996 AND 1995                            $   604        $ 1,189
                                                               =======        =======


See accompanying notes.

                        NATIONAL HEALTH SERVICES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)


1.  NATURE OF OPERATIONS AND ORGANIZATION

    National Health Services, Inc. (NHS), and subsidiaries provide health care utilization management services to approximately 70 entities throughout the United States. The medical utilization management services provided to underwriters, self-insured businesses, provider organizations, and others include precertification of in-patient and out-patient medical care, case management, and management of provider networks.

    NHS is a wholly owned subsidiary of Preferred Health Choice, Inc. (PHC), a corporation engaged in contractual third party administrative agreements. PHC is a subsidiary of Direct Financial Services (Direct) which is a wholly owned subsidiary of Pioneer Financial Services, Inc. (Pioneer). Pioneer, through its insurance subsidiaries, markets and underwrites life insurance, annuities and health insurance in selected niche markets throughout the United States. Affiliated revenues are from Pioneer's insurance subsidiaries.

2.  UNAUDITED INFORMATION

    The considered financial statements for the nine months ended September 30, 1996 have not been audited but, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the information set forth therein. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year or in the future.

3.  SUBSEQUENT EVENT

    On October 24, 1996, all of NHS' outstanding common stock was acquired by United Payors & United Providers, Inc. (UP&UP) for a purchase price consisting of $5,800,000 in cash and warrants to purchase an aggregate of 318,000 shares of UP&UP common stock. The effective date of this transaction was September 30, 1996.

(B)  UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                    UNITED PAYORS & UNITED PROVIDERS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED INFORMATION

                                 INTRODUCTION


     The Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1996 presents, on a pro forma basis, the results of operations of United Payors & United Providers, Inc. (the Company), and the results of operations of National Health Services, Inc. assuming that the acquisition of National Health Services, Inc. had been consummated on January 1, 1995.

     The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995 presents, on a pro forma basis, the results of operations of United Payors & United Providers, Inc. and the results of operations of National Health Services, Inc. assuming that the acquisition of National Health Services, Inc. had been consummated on January 1, 1995.

     The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1996 presents, on a pro forma basis, the balance sheet of the company and National Health Services, Inc. as if the acquisition of National Health Services, Inc. had been consummated on September 30, 1996.

     The pro forma operating results are not necessarily indicative of the results of operations that would have been attained had the acquisition taken place earlier or of future results of the consolidated company. The pro forma adjustments reflect the acquisition.

     The Pro Forma Consolidated Balance Sheet and the Pro Forma Consolidated Statements of Operations should be read in conjunction with the other information contained in this form 8K regarding the acquisition.

                UNITED PAYORS & UNITED PROVIDERS, INC.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                      SEPTEMBER 30, 1996

                                                         UNITED PAYORS        NATIONAL
                                                           & UNITED            HEALTH           PRO FORMA       PRO FORMA
ASSETS                                                  PROVIDERS, INC.    SERVICES, INC.      ADJUSTMENTS    CONSOLIDATED
                                                        ---------------    --------------      ------------   ------------
Current assets:
  Cash and cash equivalents                                 $27,838,505        $  604,000       $(5,900,000)   $22,542,505
  Accounts receivable                                         6,060,795         1,136,000                 -      7,196,795
  Trading equity securities                                   4,425,349                 -                 -      4,425,349
  Other current assets and prepaid income taxes                 455,318           793,000                 -      1,248,318
  Deferred income taxes                                               -           146,000                 -        146,000
                                                          -------------    --------------      ------------   ------------
    Total current assets                                     38,779,967         2,679,000        (5,900,000)    35,558,967
Fixed assets, net                                             1,654,562           978,000                 -      2,632,562
Investments                                                     482,118                 -                 -        482,118
Due from contracting providers                                1,654,230                 -                 -      1,654,230
Other assets                                                    492,347           104,000                 -        596,347
Intangible assets                                                     -         1,497,000         5,729,000      7,226,000
                                                          -------------    --------------      ------------   ------------
    Total assets                                            $43,063,224        $5,258,000       $  (171,000)   $48,150,224
                                                          =============    ==============      ============   ============

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable and accrued expenses                     $ 2,985,096        $2,466,000       $         -    $ 5,451,096
  Income taxes payable                                                -           921,000                 -        921,000
  Notes payable and capital lease, current portion                7,586           300,000                 -        307,586
                                                          -------------    --------------      ------------   ------------
    Total current liabilities                                 2,992,682         3,687,000                 -      6,679,682
Deferred income taxes                                            37,000                 -                 -         37,000
Notes payable and capital lease, less current portion           130,192           300,000                 -        430,192
                                                          -------------    --------------      ------------   ------------
    Total liabilities                                         3,159,874         3,987,000                 -      7,146,874

Commitments and contingencies
Stockholders' equity:
  Convertible preferred stock, $0.01 par value, 5,000,000
    shares authorized, none issued and outstanding                    -                 -                 -              -
  Warrants to purchase common stock                                   -                 -         1,100,000      1,100,000
  Common stock, $0.01 par value, 35,000,000 shares
    authorized, 11,573,634 shares issued and
    outstanding                                                 115,736            85,000           (85,000)       115,736
 Treasury stock, 2,500 shares, at cost                          (30,000)                -                 -        (30,000)
 Additional paid-in capital                                  32,916,806           961,000          (961,000)    32,916,806
 Retained earnings                                            6,900,808           225,000          (225,000)     6,900,808
                                                          -------------    --------------      ------------   ------------
    Total stockholder's equity                               39,903,350         1,271,000          (171,000)    41,003,350
                                                          -------------    --------------      ------------   ------------

    Total liabilities and stockholder's equity              $43,063,224        $5,258,000       $  (171,000)   $48,150,224
                                                          =============    ==============      ============   ============

See accompanying notes.

                    UNITED PAYORS & UNITED PROVIDERS, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SSEPTEMBER 30, 1996


                                        UNITED          NATIONAL
                                    PAYORS & UNITED      HEALTH        PRO FORMA     PRO FORMA
                                    PROVIDERS, INC.  SERVICES, INC.   ADJUSTMENTS     COMBINED
                                    ---------------  --------------- ------------- -------------
Revenue
 Provider network revenue               $22,771,386     $         -     $       -    $22,771,386
 Management services                             -        11,749,000            -     11,749,000
 Other revenue                              203,225               -             -        203,225
                                     --------------  --------------- ------------- -------------
   Total revenue                         22,974,611       11,749,000            -     34,723,611
                                     --------------  --------------- ------------- -------------
Operating expenses:
 Direct contract expenses                 5,283,518        8,153,000            -     13,436,518
 General and administrative               5,339,744        2,717,000            -      8,056,744
 Depreciation and amortization              228,741          450,000       200,000       878,741
                                     --------------  --------------- ------------- -------------
   Total operating expenses              10,852,003       11,320,000       200,000    22,372,003
                                     --------------  --------------- ------------- -------------
Other income (expense), net
 Interest income                            390,472               -             -        390,472
 Interest expense                           (63,448)         (44,000)           -       (107,448)
 Other income, net                          213,817                -            -        213,817
                                     --------------  --------------- ------------- -------------
   Total other income (expense), net        540,841          (44,000)           -        496,841
                                     --------------  --------------- ------------- -------------
Income before income taxes               12,663,449          385,000      (200,000)   12,848,449
Income tax (provision) benefit           (5,052,000)        (160,000)       80,000    (5,132,000)
                                     --------------  --------------- ------------- -------------
Net income                              $ 7,611,449      $   225,000    $ (120,000)  $ 7,716,449
                                     ==============   ==============  ============ =============

Net income per share                                                                 $      0.80
                                                                                   =============

Shares used in computing net income
 per common share outstanding                                                          9,650,940
                                                                                   =============


See accompanying notes.

                    UNITED PAYORS & UNITED PROVIDERS, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                       PRO FORMA
                                        UNITED          NATIONAL
                                    PAYORS & UNITED      HEALTH        PRO FORMA     PRO FORMA
                                    PROVIDERS, INC.  SERVICES, INC.   ADJUSTMENTS     COMBINED
                                    ---------------  --------------  ------------- -------------
Revenue
 Provider network revenue               $26,325,348    $         -     $       -    $26,325,348
 Management services                             -       15,765,000            -     15,765,000
 Other revenue                              255,204              -             -        255,204
                                      -------------  -------------- ------------- -------------
   Total revenue                         26,580,552      15,765,000            -     42,345,552
                                      -------------  -------------- ------------- -------------
Operating expenses:
 Direct contract expenses                 8,564,707      10,769,000            -     19,333,707
 General and administrative               7,394,960       2,732,000            -     10,126,960
 Depreciation and amortization              171,979         760,000       300,000     1,231,979
                                      -------------  -------------- ------------- -------------
   Total operating expenses              16,131,646      14,261,000       300,000    30,692,646
                                      -------------  -------------- ------------- -------------
Other income (expense)
 Interest income                            220,421              -             -        220,421
 Interest expense                          (102,422)       (102,000)           -       (204,422)
 Other income (expense), net                646,321              -             -        646,321
                                      -------------  -------------- ------------- -------------
   Total other income (expense), net        764,320        (102,000)           -        662,320
                                      -------------  -------------- ------------- -------------
Income before income taxes               11,213,226       1,402,000      (300,000)   12,315,226
Income tax (provision) benefit           (4,378,600)       (619,000)      120,000    (4,877,600)
                                      -------------  -------------- ------------- -------------
Net income                              $ 6,834,626       $ 783,000     $(180,000)  $ 7,437,626
                                      =============  ============== ============= =============

Net income per share                                                                $      0.84
                                                                                  =============

Shares used in computing net income
 per common share outstanding                                                         8,800,000
                                                                                  =============


See accompanying notes.

                    UNITED PAYORS & UNITED PROVIDERS, INC.

                                   NOTES TO
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The pro forma adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1996 reflect additional amortization expense for the goodwill resulting from the acquisition and the related tax effect.

        The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995 includes the (a) Pro Forma United Payors & United Providers, Inc. results of operations, which include the operations of United Payors & United Providers, Inc. Initial Managers and Investors, Inc., IM&I-NEWCO. Inc., and the Transferred Client Group, as filed with the Company's Registration Form S-1 on June 24, 1996; and (b) the results of operations for National Health Services. The pro forma adjustments reflect additional amortization expense for goodwill resulting from the acquisition and the related tax effect.

        The pro forma adjustments to the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1996 consist of the following:

        Cash paid, including transaction expenses        $5,900,000
        of approximately $100,000

        Value of warrants to purchase stock               1,100,000

        Liabilities assumed in excess of fair value         226,000
        of tangible assets
                                                         ----------
        Excess cost over fair value                      $7,226,000
                                                         ==========